Exhibit 10.10

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

MANAGEMENT COMPENSATION PLAN

FORM OF NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) dated as of July 1, 2009 (the “Grant Date”) is made between Primus Telecommunications Group, Incorporated (the “Company”) and [                    ] (the “Grantee”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Management Compensation Plan (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

1.	Grant of Option.

(a) Number of Shares; Type of Option. The Company hereby grants to the Grantee an Option to purchase [            ] shares of Stock (the “Option Shares”) on the terms and conditions set forth in this Agreement. The Option is intended to be a nonqualified stock option.

(b) Incorporation of Plan by Reference, Etc. The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Agreement shall be subject to all terms and conditions of the Plan.

2.	Terms and Conditions.

(a) Exercise Price. The per share exercise price (the “Exercise Price”) for the purchase of Option Shares upon the exercise of all or any portion of the Option shall be equal to the greater of (i) $12.22 and (ii) the Fair Market Value of a share of Stock on the Grant Date.

(b) Term of Option; Expiration Date. Subject to earlier expiration as provided in Section 2(e) below, the Option shall expire at the close of business on the tenth (10th) anniversary of the Grant Date (the “Expiration Date”).

(c) Exercisability of Option. Except as otherwise provided in this Agreement or in the Plan, the Option shall vest and become exercisable with respect to the number of Option Shares specified on the dates set forth below (each a “Vesting Date”), provided that the Grantee is employed by the Company or any Subsidiary of the Company on the applicable Vesting Date. Once vested and exercisable, the Option shall continue to be vested and exercisable at any time or times prior to the Expiration Date, subject to the provisions hereof and the Plan.

i.	25% of the Option shall become vested and exercisable on the date which is six (6) months following the Grant Date;

ii.	25% of the Option shall become vested and exercisable on the first anniversary of the Grant Date;

iii.	25% of the Option shall become vested and exercisable on the date which is eighteen (18) months following the Grant Date; and

iv.	25% of the Option shall become vested and exercisable on the second anniversary of the Grant Date.

(d) Method of Exercise. The Exercise Price for any Option Share purchased pursuant to the exercise of all or part of the Option shall be paid in cash. Notwithstanding the foregoing, if the Fair Market Value per share of Stock on the date of exercise equals or exceeds 150% of the Exercise Price, the Committee may permit payment of the Exercise Price (i) on a net-settlement basis pursuant to which the Company shall withhold the amount of Stock sufficient to cover the Exercise Price and tax withholding obligation or, (ii) to the extent permitted by applicable law, by means of a cashless exercise procedure through a broker acceptable to the Company.

(e) Termination of Employment.

i.	If the Grantee’s employment with the Company and its Subsidiaries terminates because of the Grantee’s death or Disability (as such term is defined in the Grantee’s employment agreement or separation agreement, or if the Grantee does not have an employment agreement or separation agreement, as such term is defined in the Plan), (A) any unvested portion of the Option shall terminate (without payment of any consideration therefor) and (B) any vested portion of the Option held by the Grantee as of the date of such termination shall remain exercisable until the earlier of (x) one (1) year following the date of such termination and (y) the Expiration Date, and the Option shall thereafter terminate (without payment of any consideration therefor).

ii.	If the Grantee’s employment with the Company and its Subsidiaries is terminated for Cause, the Option, whether or not then vested and exercisable, shall terminate on the date of such termination of employment (without payment of any consideration therefor).

iii.

[In accordance with the applicable provisions of the Grantee’s [employment] [separation] agreement, if the Grantee’s employment (i) is involuntarily terminated by the Company without Cause (other than on account of death or Disability) within twenty-four months after a Change of Control (as such term is defined in the Grantee’s employment or separation agreement, as applicable), or (ii) is terminated by the Grantee [for Good Reason (as such term is defined in the Grantee’s applicable employment agreement)] [in a Constructive Termination (as such term is defined in the Grantee’s applicable separation agreement)] within twenty-four months after a Change of Control, the Option granted hereunder shall become 100% vested as of the date of such termination of employment and shall be exercisable until the earlier of (x) 120 days following the date of such termination of employment and (y) the Expiration Date, and the Option shall thereafter terminate (without payment of any consideration therefor).] [Upon a Change of Control, (i) any unvested portion of the Option shall immediately terminate and be of no further force and effect (without payment of any consideration therefor) and (ii) any vested portion of the Option shall remain exercisable for the earlier of (A) 120 days following the date of such Change of Control and (B) the Expiration Date, and the Option shall thereafter terminate (without payment of any consideration therefor).]

iv.	If the Grantee’s employment with the Company and its Subsidiaries terminates (including by reason of the Subsidiary which employs the Grantee ceasing to be a Subsidiary of the Company) other than as described in subsections (i), (ii) and (iii) above, as applicable, (A) any portion of the Option granted to the Grantee that is vested and exercisable as of the date of such termination of employment shall remain exercisable until the earlier of (x) 120 days following the date of such termination of employment and (y) the Expiration Date, and the Option shall thereafter terminate (without payment of any consideration therefor), and (B) any portion of the Option granted to such Grantee which is not vested and exercisable as of the date of such termination of employment shall terminate upon the date of such termination of employment (without payment of any consideration therefor).

(f) Nontransferability. The Option granted hereunder (including any portion thereof or interest therein) is not transferable by the Grantee otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Grantee only by the Grantee or the Grantee’s guardian or legal representative. Any such transfer of the Option in violation of this Section 2(f) shall be void and unenforceable against the Company and will result in the immediate termination of the Option (or portion thereof or interest therein). The terms of the Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.

3.	Miscellaneous.

(a) No Right to Continued Employment. Nothing in the Plan or in this Agreement will confer upon the Grantee any right to continue in the employ of the Company or its Subsidiaries or interfere with or restrict in any way the right of the Company or any of its Subsidiaries, which is hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever, with or without Cause.

(b) Authority of the Committee. The Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.

(c) Notices. All notices and other communications under this Agreement shall be in writing and shall be given by first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing to the respective parties named below:

If to the Company:	Primus Telecommunications Group, Incorporated
7901 Jones Branch Drive, Suite 900
McLean, VA 22102
Attention: [ ]

If to the Grantee:	At the address on record with the Company.

(d) Amendments. This Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

(e) Successors. The terms of this Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns, and, subject to Section 2(f) hereof, the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(f) Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

(g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

(h) Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.

(i) Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Agreement.

(j) No Rights as a Stockholder. The Grantee shall have no rights of a stockholder (including the right to distributions or dividends) until the Option shall have been exercised with respect to shares of Stock and such shares have been issued and delivered to the Grantee.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

By
Name:
Title:

Grantee

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